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                                                                 Exhibit (n)



INDEPENDENT AUDITORS' CONSENT


MUNIHOLDINGS CALIFORNIA INSURED FUND V, INC.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-82005 of our report dated July 19, 1999 which appears in the Statement of Additional Information which is a part of such Registration Statement and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration Statement.






Deloitte & Touche LLP
Princeton, New Jersey
July 27, 1999